UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ProShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-89822; 811-21114.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $.01 par value, of each of the following 22 portfolios, each a separate series of ProShares Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust’s 22 investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Ultra Basic Materials ProShares	20-5974078

Ultra Consumer Goods ProShares	20-5974160

Ultra Consumer Services ProShares	20-5974211

Ultra Financials ProShares	20-5974401

Ultra Health Care ProShares	20-5974479

Ultra Industrials ProShares	20-5974536

Ultra Oil & Gas ProShares	20-5974576

Ultra Technology ProShares	20-5974619

Ultra Utilities ProShares	20-5974703

Ultra Real Estate ProShares	20-5974751

Ultra Semiconductors ProShares	20-5974819

UltraShort Basic Materials ProShares	20-5974903

UltraShort Consumer Goods ProShares	20-5974952

UltraShort Consumer Services ProShares	20-5975042

UltraShort Financials ProShares	20-5975143

UltraShort Health Care ProShares	20-5966268

UltraShort Industrials ProShares	20-5966737

UltraShort Oil & Gas ProShares	20-5967327

UltraShort Technology ProShares	20-5967363

UltraShort Utilities ProShares	20-5967398

UltraShort Real Estate ProShares	20-5967533

UltraShort Semiconductors ProShares	20-5967573

Item 2.	Exhibits

1.    The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2)(ii) to Pre-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-89822; 811-21114), as filed with the Securities and Exchange Commission on May 22, 2006.

2.    The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-89822; 811-21114), as filed with the Securities and Exchange Commission on May 22, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST

Date: January 29, 2006	By:	/s/ Louis M. Mayberg
Louis M. Mayberg
President